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   As filed with the Securities and Exchange Commission on October 26, 1999

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          __________________________
                                   Form 8-A

               for registration of certain classes of securities
                     pursuant to section 12(B) or 12(G) of
                      the securities exchange act of 1934

                          __________________________

                              SciQuest.com, Inc.
            (Exact Name of Registrant as Specified in its Charter)



               Delaware                               56-2127592
       (State of Incorporation                     (I.R.S. Employer
           or Organization)                     Identification Number)


                       5151 McCrimmon Parkway, Suite 208
                       Morrisville, North Carolina 27560
                                (919) 659-2100
         (Address of Principal Executive Offices, Including Zip Code)

                          ___________________________




If this Form relates to the registration of a class of securities pursuant to
Section If this Form relates to the registration of a class of 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]


If this Form relates to the registration of a class of securities pursuant to pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. X


 Securities Act registration statement file number to which this form relates:
                          Registration No. 333-87433


       Securities to be registered pursuant to Section 12(b) of the Act:


                                     NONE


       Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Stock, $.001 par value
--------------------------------------------------------------------------------
                               (Title of Class)

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THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES.  CERTAIN EXHIBITS ARE
INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO AMENDMENT NO. 1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 FILED OCTOBER 26, 1999.
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

     The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, par value $.001 per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on September 20, 1999 (Registration No. 333-87433), and as such section may be amended until the time such Registration Statement is declared effective. The Registrant's Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to Amendment No. 1 to the aforesaid Registration Statement on Form S-1.


Item 2.  Exhibits.

   The following exhibits are filed as part of the Registration Statement.

   2(a) Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (Registration No. 333-87433) on September 20, 1999, as such may be amended from time to time.

   2(b) Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-87433) as filed with the Securities and Exchange Commission on October 26, 1999).

   2(c) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-87433) as filed with the Securities and Exchange Commission on October 26, 1999).

   2(d) Copy of form of stock certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-87433) as filed with the Securities and Exchange Commission on October 26, 1999).

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 SciQuest.com, Inc.



                                 By: /s/ M. Scott Andrews
                                     M. Scott Andrews
                                     President and Chief Executive Officer


Date:  October 26, 1999

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